THIRD AMENDMENT TO
CREDIT AGREEMENT
     This Third Amendment to Credit Agreement (the “Third Amendment”) is made as of the 17th day of January, by and among
ZALE DELAWARE, INC., a corporation organized under the laws of the State of Delaware having a place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003
ZALE CORPORATION, a corporation organized under the laws of the State of Delaware having a place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003;
DDCC, INC., a corporation organized under the laws of the State of Delaware having a place of business at 101 Convention Center Drive, Suite 850, Las Vegas, Nevada 89109;
TXDC, L.P., a limited partnership organized under the laws of the State of Texas having a place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003; and
the LENDERS party hereto; and
BANK OF AMERICA, N.A., as successor by merger to Fleet National Bank, as Administrative Agent and Issuing Bank, a national banking association, having a place of business at 40 Broad Street, Boston, Massachusetts 02109; and
FLEET RETAIL GROUP, LLC (f/k/a Fleet Retail Finance Inc.), as Collateral Agent, a Delaware limited liability company, having a place of business at 40 Broad Street, Boston, Massachusetts 02109; and
JPMORGAN CHASE BANK, N.A. successor to Bank One, N.A. and CONGRESS FINANCIAL CORPORATION (SOUTHWEST), as Co-Syndication Agents,
in consideration of the mutual covenants herein contained and benefits to be derived herefrom.
WITNESSETH
     WHEREAS, the Borrowers, the Agents, the Lenders, and the Co-Syndication Agents have entered into a Credit Agreement dated as of July 23, 2003 (as amended and in effect, the “Credit Agreement”); and
     WHEREAS, the Borrowers, the Agents, the Lenders, and the Co-Syndication Agents have agreed to amend certain provisions of the Credit Agreement as set forth herein.
     NOW THEREFORE, it is hereby agreed as follows:

1.	Definitions: All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2.	Amendments to Article I. The provisions of Article 1 of the Credit Agreement are hereby amended as follows:
a.	The definition of “Fleet” is hereby deleted in its entirety and the following substituted in its stead:

“Fleet” means Bank of America, N.A. and its successors.

b.	The definition of “FRF” is hereby deleted in its entirety and the following substituted in its stead:

“FRF” means Fleet Retail Group, LLC and its successors.

c.	The definition of “Obligations” is hereby deleted in its entirety and substituting the following in its stead:

“Obligations” means (a) Loan Agreement Obligations, ((b) all obligations arising under the Zale Canada Guaranty, (c) the payment and performance of any transaction with FRF as Collateral Agent, or Fleet as Administrative Agent, or any of their respective Affiliates, which arises out of any cash management, depository, investment, letter of credit, interest rate protection or other Hedging Agreement, or other banking or financial services provided by any such Person, in each case, in connection with this Agreement or the other Loan Documents, as each may be amended from time to time and (d) the payment and performance of any transaction with any Lender, or any of their respective Affiliates, which arises out of any interest rate protection or other Hedging Agreement.

d.	The definition of “Reserves” is hereby amended by adding the words “the Zale Canada Guaranty Reserve” immediately after the words “Consignment A/R Reserve” in the second line thereof.

e.	The following new definitions are hereby added to Article I of the Credit Agreement in appropriate alphabetical order:
“CDN$” means Canadian Dollars.

“Zale Canada Credit Agreement” means that certain Credit Agreement to be dated on or about January 17, 2006 by and between Zale Canada Co. and Bank of America, N.A. (acting through its Canada branch), as agent, and the lenders party thereto (as amended and in effect from time to time).

“Zale Canada Guaranty” means that certain Guaranty to be dated on or about January 17, 2006, by and among the Borrowers in favor of Bank of America, N.A. (acting through its Canada branch) as administrative agent under the Zale Canada Credit Agreement and the lenders party to such agreement, to secure the obligations of Zale Canada Co. now existing or hereafter arising pursuant to the Zale Canada Credit Agreement.

“Zale Canada Guaranty Reserve” means, at any time of calculation, an amount determined by the Administrative Agent, in its reasonable discretion from time to time, but in no event to exceed the outstanding obligations of Zale Canada under the Zale Canada Credit Agreement (including principal, interest, fees, indemnities, and expense reimbursements).
3.	Amendments to Article II. The provisions of Article II of the Credit Agreement are hereby amended as follows:
a.	The provisions of Section 2.2(b) of the Credit Agreement are hereby amended by adding the words “provided that the foregoing shall not apply to the imposition of, or change in the amount of, the Zale Canada Guaranty Reserve” at the end of the first sentence thereof.

b.	The provisions of Section 2.22(a) of the Credit Agreement are hereby amended as follows:
i.	by adding the words “(other than on account of the Zale Canada Guaranty)” in clause seventh immediately after the word “Obligations.”

ii.	by adding “and eighth, if there exists an “Event of Default” under and as such term is defined in the Zale Canada Credit Agreement, to pay all other Obligations on account of the Zale Canada Guaranty that are then outstanding and then due and payable.”

iii.	by deleting the word “seventh” in the second sentence thereof and substituting “eighth” in its stead.
4.	Amendments to Article V. The provisions of Article V of the Credit Agreement are hereby amended as follows:
a.	The introductory provisions of Article V to the Credit Agreement are hereby deleted in their entirety and the following substituted in their stead:

Until the Commitments have expired or been terminated and the Obligations shall have been paid in full and all Letters of Credit shall have expired or terminated and all L/C Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Agents and the Lenders that:

b.	The provisions of Section 5.9(b) of the Credit Agreement are hereby amended as follows:
i.	by deleting the number “$75,000,000” in the last line thereof and substituting the number “$250,000,000” in its stead.

ii.	by adding “and (x) during the period January 1 through October 31 and December 16 through December 31 of each year, Excess Availability is at all times greater than $150,000,000, or (y) during the period November 1 through December 15 of each year, Excess Availability is at all times greater than $100,000,000” at the end of the last sentence thereof.
5.	Amendments to Article VI. The provisions of Article VI of the Credit Agreement are hereby amended as follows:
a.	The introductory provisions of Article VI to the Credit Agreement are hereby deleted in their entirety and the following substituted in their stead:

Until the Commitments have expired or been terminated and the Obligations shall have been paid in full and all Letters of Credit shall have expired or terminated and all L/C Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Agents and the Lenders that:

b.	The provisions of Section 6.1(e) of the Credit Agreement are hereby deleted in their entirety and the following substituted in their stead:

(e) (i) The Zale Canada Guaranty and (ii) other Guaranties of other Indebtedness of Zale Canada in an aggregate amount with respect to clause (ii) not to exceed $12,000,000.

c.	The provisions of Section 6.4(k) of the Credit Agreement are hereby deleted in their entirety and the following inserted in their stead:

(k)investments consisting of (i) the Zale Canada Guaranty, (ii) Indebtedness permitted by Sections 6.1(c), (d), (e), (i), and (j); (iii) other guaranties of Indebtedness or other obligations permitted by Sections 6.1(e), (f), and (g) in effect on the date hereof; and (iv) other loans, advances, guarantees or other investments in Zale Canada in effect on the date hereof, which, when combined with Guaranties permitted by Section 6.1(e)(ii), do not exceed $12,000,000 in the aggregate principal amount;

d.	The provisions of Section 6.4 of the Credit Agreement are amended by deleting the word “and” at the end of Section 6.4(o), by re-lettering Section 6.4(p) as Section 6.4(q) and adding the following immediately after said Section 6.4(o):

(p) Guarantees of obligations of a Subsidiary other than Zale Canada Co. in an amount not to exceed $20,000,000 in the aggregate for all such Guarantees at any time outstanding;
6.	Amendments to Article VII. The provisions of Article VII of the Credit Agreement are hereby amended as follows:
a.	By adding the following at the end of Section 7.1 (p) of the Credit Agreement after the words “Closing Date”:

(it being understood that for purposes hereof, the Peoples II carts operated by the Borrower shall not be deemed “store locations”);

b.	By adding the following subsection (s) to Section 7.1 of the Credit Agreement:

(s) the Borrowers shall fail to pay any amount under the Zale Canada Guaranty within five (5) Business Days of the date when the administrative agent under the Zale Canada Credit Agreement makes demand for payment therefor;

c.	The provisions of Section 7.4 are hereby amended as follows:
i.	By adding the words “(other than the Obligations of the Borrowers under the Zale Canada Guaranty)” after the word “Obligations” in Section 7.4(c) and by deleting the word “and” at the end of Section 7.4(c).

ii.	By deleting the remainder of Section 7.4 in its entirety and substituting the following in its stead:

(d) Fourth, to the Obligations of the Borrowers under the Zale Canada Guaranty;

(e) Fifth, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lenders and the Administrative Agent and the Collateral Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to §9-608(a)(l)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State of New York; and

(f) Sixth, the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.
7.	Conditions to Effectiveness. This Third Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Administrative Agent:

a.	This Third Amendment shall have been duly executed and delivered by the Borrowers, the Agents and the Lenders. The Administrative Agent shall have received a fully executed copy hereof and of each other document required hereunder.

b.	All action on the part of the Borrowers necessary for the valid execution, delivery and performance by the Borrowers of this Third Amendment shall have been duly and effectively taken. The Administrative Agent shall have received from the Borrowers true copies of their respective certificate of the resolutions authorizing the transactions described herein, each certified by their secretary or other appropriate officer to be true and complete.

c.	The Borrowers or Zale Canada shall have reimbursed the Administrative Agent for all expenses incurred in connection herewith, including, without limitation, reasonable attorneys’ fees.

d.	The Borrowers shall have executed and delivered the Zale Canada Guaranty.

e.	No Default or Event of Default shall have occurred and be continuing.

f.	The Borrowers shall have provided such additional instruments and documents to the Administrative Agent as the Administrative Agent and their counsel may have reasonably requested.
8.	Miscellaneous.
a.	Except as provided herein, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The Borrowers each hereby ratify, confirm, and reaffirm all of the representations, warranties and covenants therein contained. Without limiting the generality of the foregoing, each Borrower hereby acknowledges, confirms and agrees that all Collateral shall continue to secure the Obligations as modified and amended pursuant to this Third Amendment (including, without limitation, the Zale Canada Guaranty) and any future modifications, amendments, substitutions or renewals thereof.

b.	The Borrowers or Zale Canada shall pay all costs and expenses incurred by the Administrative Agent in connection with this Third Amendment, including, without limitation, all reasonable attorneys’ fees.

c.	This Third Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, each shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page hereto by telecopy or by electronic email in .pdf format shall be effective as delivery of a manually executed counterpart hereof.

d.	This Third Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon. Any determination that any provision of this Third Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not effect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Third Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed and their seals to be hereto affixed as the date first above written.

ZALE DELAWARE, INC.

By:	/s/ David Sternblitz

David Sternblitz
Vice President and Treasurer

ZALE CORPORATION

By:	/s/ David Sternblitz

David Sternblitz
Vice President and Treasurer

DDCC, INC.

By:	/s/ David Sternblitz

David Sternblitz
Vice President and Treasurer

TXDC, L.P.

By:	Zale Delaware, Inc., Its General Partner

By:	/s/ David Sternblitz

David Sternblitz
Vice President and Treasurer

BANK OF AMERICA, N.A., as Administrative Agent and Issuing Bank

By:	/s/ Sally A. Sheehan

Name:	Sally A. Sheehan
Title:	Managing Director

FLEET RETAIL GROUP, LLC, as Collateral Agent and Lender

By:	/s/ Sally A. Sheehan

Name:	Sally A. Sheehan
Title:	Managing Director

CONGRESS FINANCIAL CORPORATION (SOUTHWEST)

By:	/s/ Paul Truax

Name:	Paul Truax
Title:	Vice President

JPMORGAN CHASE BANK, N.A.

By:	/s/ Lavea Eisenberg

Name:	Lavea Eisenberg
Title:	Vice President

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Brian P. Schwinn

Name:	Brian P. Schwinn
Title:	Duly Authorized Signatory

ABN/AMRO BANK, N.V.

By:	/s/ Ronald C. Spurfa and Frederick Jennings

Name: Ronald C. Spurfa and Frederick Jennings
Title: Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.

By:	/s/ Manuel Borges

Name: Manuel Borges
Title: Vice President

NATIONAL CITY BUSINESS CREDIT, INC.

By:	/s/ Joe Kwasny

Name: Joe Kwasny
Title: Director

WELLS FARGO FOOTHILL, LLC

By:	/s/ David Hill

Name: David Hill
Title: Vice President

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Alex Strazzella

Name: Alex Strazzella
Title: S V P

THE BANK OF NEW YORK

By:	/s/ Scott DeTraglia

Name: Scott DeTraglia
Title: Assistant Vice President

HIBERNIA NATIONAL BANK

By:	/s/ Shannan Pratt

Name: Shannan Pratt
Title: Vice President

SOVEREIGN BANK

By:	/s/ Judith Kelly

Name: Judith Kelly
Title: S V P

ROYAL BANK OF CANADA

By:	/s/ Dustin Craven

Name: Dustin Craven
Title: Attorney-In-Fact

ROYAL BANK OF SCOTLAND

By:	/s/ Michaela V. Galluzzo

Name: Michaela V. Galluzzo
Title: Vice President

COMERICA BANK

By:	/s/ Jeff P. Geisbauer

Name: Jeff P. Geisbauer
Title: Assistant Vice President

UBS AG, STAMFORD BRANCH

By: Name:	/s/ Joselin Fernandes Joselin Fernandes
Title:	Associate Director
Banking Products Services, US

By: Name:	/s/ Irja R.Otsa Irja R.Otsa
Title:	Associate Director
Banking Products Services, US

ACKNOWLEDGEMENT
Bank of America (acting through its Canada branch), as administrative agent under the Zale Canada Credit Agreement hereby executes this Third Amendment for the sole purpose of acknowledging and agreeing to the provisions of Section 7.4 hereof.

BANK OF AMERICA, N.A.(acting through its Canada branch)

By:	/s/ NELSON LAM
Name:	NELSON LAM
Title:	VICE PRESIDENT

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